UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 17, 2013

FIRSTBANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Michigan	000-14209	38-2633910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan	48801
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.     Entry into a Material Definitive Agreement.

On May 17, 2013, Firstbank Corporation ("Firstbank") entered into a Business Loan Agreement with Chemical Bank (the "Loan Agreement") and a Promissory Note. The Loan Agreement provides for a $10,000,000 loan by Chemical Bank to Firstbank payable on demand by Chemical Bank. If no demand is made, Firstbank will pay quarterly payments of accrued interest, $1,500,000 after 12 months, $1,500,000 after 18 months, and the balance of all outstanding principle and accrued interest on May 17, 2015.

The Loan Agreement contains affirmative and negative covenants as well as events of default. Affirmative covenants include the maintenance of certain minimum capital ratios, a maximum net charge off to average loan ratio, a maximum non-performing to total loan ratio, a minimum return on average assets, a minimum average equity and a limit on the dividend payout ratio. If return on average assets falls below a certain specified level, then Firstbank's quarterly dividend payment could not be increased and the payout ratio could not exceed 40%. Negative covenants include restrictions on additional indebtedness, a covenant not to repurchase common shares and a covenant not to merge, acquire or consolidate with another entity without Chemical Bank's consent. Events of default include payment defaults, false representations, insolvency and certain other events including Chemical Bank determining in good faith that it is insecure.

Firstbank is pledging to Chemical Bank the outstanding common stock of its subsidiaries Firstbank and Keystone Community Bank.

The foregoing summary of certain principal provisions of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and Promissory note, which are attached as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 3.03      Material Modification to the Rights of Security Holders.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 3.03 by reference. The Loan Agreement contains covenants that under certain circumstances restrict Firstbank's ability to pay dividends to holders of common stock.

Item 9.01      Financial Statements and Exhibits

(d)  Exhibits

       The following exhibits are included with this report:

Exhibit Number	Description of Exhibit
10.1 10.2	Business Loan Agreement between Firstbank Corporation and Chemical Bank signed May 17, 2013. Promissory Note executed by Firstbank Corporation on May 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTBANK CORPORATION (Registrant)

Dated: May 21, 2013	By:	/s/ Samuel G. Stone
Samuel G. Stone Executive Vice President and CFO